UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Sixth Avenue, Suite 800, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 18, 2011, Tree Top Industries, Inc. (the “Company”), entered into a non-binding term agreement (the “Agreement”) with  Sky Music Corporation doo, Sky Solutions doo and Adriatic Region Distribution doo (collectively, “Sky”).  Sky is a music equipment sales/rental and public event management and production company in Belgrade.  Pursuant to the Agreement, the Company and Sky have exchanged due diligence information and agreed that, subject to certain conditions to be included in definitive documentation, the Company shall acquire all of the outstanding equity of Sky in exchange for $2,500,000 US$ worth of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Term Agreement, between Tree Top Industries, Inc. and Sky Music Corporation doo, Sky Solutions doo and Adriatic Region Distribution doo, dated April 18, 2011.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: April 19, 2011	By:	/s/ David Reichman
David Reichman, CEO and Chairman of the Board